EIGHTEENTH AMENDMENT OF
FIRST AMENDED AND RESTATED CONSTRUCTION LOAN AGREEMENT

THIS EIGHTEENTH AMENDMENT OF FIRST AMENDED AND RESTATED CONSTRUCTION LOAN AGREEMENT ("Amendment") is made as of the 28th day of February, 2022 between FIRST NATIONAL BANK OF OMAHA, a national banking association ("Lender") and CARDINAL ETHANOL, LLC, an Indiana limited liability company ("Borrower"). This Amendment amends that certain First Amended and Restated Construction Loan Agreement dated June 10, 2013 between Lender and Borrower (as amended, the "Loan Agreement").

WHEREAS, pursuant to the Loan Agreement and the other Loan Documents, Lender extended the Loans described in the Loan Agreement to Borrower;

WHEREAS, pursuant to that certain First Amendment of First Amended and Restated Construction Loan Agreement dated October 8, 2013, the date on which the Declining Revolving Credit Loan began to revolve was amended from April 8, 2014 to October 8, 2013, the Maximum Availability of the Declining Revolving Credit Loan was modified and the Loan Agreement was otherwise modified as provided for therein;

WHEREAS, pursuant to that certain Second Amendment of First Amended and Restated Construction Loan Agreement dated February 27, 2014, the Maximum Availability of the Declining Revolving Credit Loan was fixed at $5,000,000, the Reduction Dates applicable to the Declining Revolving Credit Loan were deleted, the Fixed Charge Coverage Ratio covenant was deleted, the distribution covenant was deleted, the Termination Date of the Revolving Credit Loan was extended to February 28, 2015 and the Loan Agreement was otherwise amended as provided for therein; and

WHEREAS, pursuant to that certain Third Amendment of First Amended and Restated Construction Loan Agreement dated February 28, 2015, the Termination Date of the Revolving Credit Loan was extended to March 31, 2015;

WHEREAS, pursuant to that certain Fourth Amendment of First Amended and Restated Construction Loan Agreement dated March 31, 2015, the Termination Date of the Revolving Credit Loan was extended to February 28, 2016 and the interest rate and Non-Use Fee applicable to the Revolving Credit Loan were modified;

WHEREAS, pursuant to that certain Fifth Amendment of First Amended and Restated Construction Loan Agreement dated July 23, 2015 (the "Fifth Amendment"), the maximum principal amount of the Declining Revolving Credit Loan was increased to finance the Improvements and permit Construction Advances up to May 31, 2016 to fund such Improvements, the Termination Date of the Declining Revolving Credit Loan was extended to February 28, 2021, the interest rate applicable to the Declining Revolving Credit Loan was modified, the Fixed Charge Coverage Ratio was modified, the Capital

Expenditures covenant was modified and the Loan Agreement was otherwise amended as provided for therein;

WHEREAS, pursuant to that certain Sixth Amendment of First Amended and Restated Construction Loan Agreement dated February 28, 2016, the Termination Date of the Revolving Credit Loan was extended to February 28, 2017;

WHEREAS, pursuant to that certain Seventh Amendment of First Amended and Restated Construction Loan Agreement dated May 6, 2016, the Completion Date was extended to July 31, 2016, the definition of Permitted Liens was modified and the Loan Agreement was otherwise amended as provided for therein;

WHEREAS, pursuant to that certain Eighth Amendment of First Amended and Restated Construction Loan Agreement dated July 31, 2016, the Construction Advances were converted to amortizing term debt, the maximum principal amount of the Declining Revolving Credit Loan was reduced to $5,000,000 and the Loan Agreement was otherwise amended as provided for therein;

WHEREAS, pursuant to that certain Ninth Amendment of First Amended and Restated Construction Loan Agreement dated September 1, 2016, the repayment terms of the Term Loan were modified as provided for therein;

WHEREAS, pursuant to that certain Tenth Amendment of First Amended and Restated Construction Loan Agreement dated February 28, 2017, Lender extended to Borrower the Construction Loan described therein to be used by Borrower to construct the Grain Loadout Facility Improvements during the Grain Loadout Facility Construction Period, extended the Termination Date of the Revolving Credit Loan to February 28, 2018, modified the Fixed Charge Coverage Ratio, added a Debt Service Coverage Ratio, modified the capital expenditures covenant, modified the distributions covenant, and otherwise amended the Loan Agreement as provided for therein;

WHEREAS, pursuant to that certain Eleventh Amendment of First Amended and Restated Construction Loan Agreement dated October 31, 2017, the Grain Loadout Facility Construction Period was extended to December 31, 2017;

WHEREAS, pursuant to that certain Twelfth Amendment of First Amended and Restated Construction Loan Agreement dated December 31, 2017, the Construction Loan was converted to the Grain Loadout Facility Term Loan and the Loan Agreement was otherwise amended as provided for therein;

WHEREAS, pursuant to that certain Thirteenth Amendment of First Amended and Restated Construction Loan Agreement dated February 28, 2018, the Termination Date of the Revolving Credit Loan was extended to February 28, 2019 and the Borrowing Base was modified as provided for therein;

WHEREAS, pursuant to that certain Fourteenth Amendment of First Amended and Restated Construction Loan Agreement dated February 28, 2019, the Termination Date of the Revolving Credit Loan was extended to February 28, 2020;

WHEREAS, pursuant to that certain Fifteenth Amendment of First Amended and Restated Construction Loan Agreement dated February 28, 2020, the Termination Date of the Revolving Credit Loan was extended to February 28, 2021 and the Fixed Charge Coverage Ratio/Debt Service Coverage Ratio covenant was modified;

WHEREAS, pursuant to that certain Sixteenth Amendment of First Amended and Restated Construction Loan Agreement dated January 26, 2021, the Termination Date of the Revolving Credit Loan and Declining Revolving Credit Loan and the Maturity Date of the Term Loan were extended to April 30, 2021 and the Revolving Credit Commitment was increased to $20,000,000;

WHEREAS, pursuant to that certain Seventeenth Amendment of First Amended and Restated Construction Loan Agreement dated April 30, 2021, the Termination Date of the Revolving Credit Loan was extended to February 28, 2022, the Termination Date of the Declining Revolving Credit Loan was extended to February 28, 2023, the interest rate applicable to the Loans was modified, and the Loan Agreement was otherwise amended as provided for therein;

WHEREAS, Borrower has requested, and Lender has agreed, to extend the Termination Date of the Revolving Credit Loan to February 28, 2023, to extend the Termination Date of the Declining Revolving Credit Loan to February 1, 2029, to increase the principal amount of the Declining Revolving Credit Loan and permit APP Construction Advances to finance the APP Improvements as provided for in this Amendment, to modify the interest rate applicable to the Loans, and to modify the Fixed Charge Coverage/Debt Service Coverage Ratio; and

WHEREAS, Borrower and Lender desire to modify the Loan Agreement as provided for in this Amendment.

NOW, THEREFORE, in consideration of the amendments of the Loan Agreement set forth below, the mutual covenants herein and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties agree to amend the Loan Agreement as follows:

1. Capitalized terms used in this Amendment which are defined in the Loan Agreement shall have the meanings given to them in the Loan Agreement, as such definitions may be amended by this Amendment. This Amendment shall be construed in accordance with the rules of construction provided for in Section 1.02 of the Loan Agreement. Unless otherwise provided for below, the provisions of this Amendment shall become effective on the date of this Amendment.

2. The fourth Recital to the Loan Agreement is amended by deleting the reference to $5,000,000.00 as the principal amount of the Declining Revolving Credit Loan and inserting in lieu thereof $36,000,000.00. All references in the Loan Agreement and other Loan Documents to the principal amount of the Declining Revolving Credit Loan is hereby amended to $36,000,000.00.

3. Exhibit A of the Loan Agreement referencing the Commitments is deleted in its entirety and the Exhibit A attached to this Amendment is inserted in lieu thereof.

4. To further evidence the increase in the principal amount of the Declining Revolving Credit Loan and modifications to the Declining Revolving Credit Loan provided for in this Amendment, Borrower will execute in favor of and deliver to Lender a Fourth Amended and Restated Declining Revolving Credit Note. The definition of the term "Declining Revolving Credit Note" in the Loan Agreement is hereby amended to refer to and mean such Fourth Amended and Restated Declining Revolving Credit Note.

5. The defined term "Applicable Margin" in Section 1.01 of the Loan Agreement is deleted in its entirety and the following is inserted in lieu thereof:

> "Applicable Margin" means, at any date, (a) in the case of the Revolving Credit Loan, 0.25%, (b) in the case of Declining Revolving Credit Loan, 0.05%, (c) in the case of the APP Term Loan, 0.05%, and (d) in the case of the Non-Use Fee, 0.25%.

6. The defined term "Applicable Rate" in Section 1.01 of the Loan Agreement is deleted in its entirety and the following is inserted in lieu thereof:

> "Applicable Rate" means the Adjusted Prime Rate; provided, however, that in no event shall the Applicable Rate be less than the applicable Floor.

7. The defined term "Budget Variance Report" in Section 1.01 of the Loan Agreement is deleted in its entirety and the following is inserted in lieu thereof:

> "Budget Variance Report" means a report submitted by the Borrower to the Lender requesting a reallocation of funds from one budget category in the APP Budget to another or a modification, amendment or supplement the APP Budget, as applicable, in either case in excess of $100,000.00 individually or $500,000 in the aggregate. Each Budget Variance Report shall include the details of such reallocation, modification, amendment or supplement.

8. The defined term "Collateral" in Section 1.01 of the Loan Agreement is deleted in its entirety and the following is inserted in lieu thereof:

> "Collateral" means all property (real and personal, tangible and intangible) of the Borrower and Guarantor with respect to which a security interest, assignment, mortgage or other Lien has been or is hereafter granted to or for the

benefit of the Lender. The term includes, but is not limited to, all property encumbered at any time pursuant to the Mortgage (subject to any limitation in any Mortgage which expressly limits the principal amount of the obligations secured thereby), all property encumbered at any time pursuant to the Security Agreement, the Guarantor Security Agreement, the Control Agreements, the assignment, and consents thereto, of the Material Contracts, and the property pledged under any other Loan Documents. The term includes, but is not limited to, all "Collateral" referred to in the Current Credit Agreement, including, but not limited to, the assignments of the Material Contracts listed in Schedule 3.01(u).

9. The defined term "Construction Inspector" in Section 1.01 of the Loan Agreement is deleted in its entirety and the following is inserted in lieu thereof:

"Construction Inspector" means a Person appointed or designated by the Lender from time to time to inspect the progress of the construction of the APP Improvements and the conformity of the construction of the APP Improvements with the APP Budget and APP Construction Schedule, as applicable, and to perform such other acts and duties for such purposes or other reasonable purposes as the Lender may from time to time deem appropriate or as may be required by the terms of this Agreement.

10. The defined term "Contractor" in Section 1.01 of the Loan Agreement is deleted in its entirety and the following is inserted in lieu thereof:

"Contractor" means ICM, Inc. and each other Person who has provided labor and/or materials to the construction of the Improvements and APP Improvements, including all Persons who have the right to file any Lien against the Project arising out of the Improvements or APP Improvements.

11. The defined term "Loan Documents" in Section 1.01 of the Loan Agreement is amended to include the APP Term Note, Guaranty, and Guarantor Security Agreement.

12. The defined term "Loans" is amended to include the APP Term Loan.

13. The defined term "Material Adverse Effect" in Section 1.01 of the Loan Agreement is deleted in its entirety and the following is inserted in lieu thereof:

"Material Adverse Effect" means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singularly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences whether or not related, a material adverse change in, or a material adverse effect on, (i) the business, operations, results of operations, financial condition, assets, Collateral or liabilities, of Borrower or Guarantor taken as a whole, (ii) the ability of Borrower or Guarantor

to perform any of their respective obligations under the Loan Documents, (iii) the rights and remedies of Lender under any of the Loan Documents or (iv) the legality, validity or enforceability of any of the Loan Documents.

14. The defined term "Notes" is amended to include the APP Term Note.

15. The defined term "Obligations" in Section 1.01 of the Loan Agreement is deleted in its entirety and the following is inserted in lieu thereof:

"Obligations" means, collectively, all indebtedness, liabilities and obligations whatsoever of Borrower or Guarantor to the Lender whether now existing or hereafter arising, regardless of the form the liability takes or its purpose, including, without limitation, overdrafts and deposit account liabilities and liabilities under any credit or purchasing cards of Borrower or Guarantor to the Lender and all indebtedness, liabilities and obligations under or in connection with this Agreement, the Notes, the Guaranty, and/or any of the other Loan Documents, including without limitation, the principal of, and interest on, the Loans, all future advances thereunder, and all other amounts now or hereafter owing to the Lender under this Agreement, the Notes, Guaranty, Financial Instrument Agreements, letters of credit, or any of the other Loan Documents, but not including Excluded Swap Obligations.

16. The defined term "Termination Date" in Section 1.01 of the Loan Agreement is amended by deleting the reference to February 28, 2022 as the Termination Date of the Revolving Credit Loan and inserting in lieu thereof February 28, 2023, and deleting the reference to February 28, 2023 as the Termination Date of the Declining Revolving Credit Loan and inserting in lieu thereof the APP Loan Conversion date.

17. Section 1.01 of the Loan Agreement is amended by inserting the following defined terms in their alphabetically correct order:

"APP Budget" means the schedule of values and breakdown of hard costs, soft costs and other costs for construction of the APP Improvements in the APP Budget provided to and approved by Lender, as the same may be revised from time to time with the written approval of the Lender.

"APP Completion Date" means February 1, 2024, or such other date as is approved in writing by the Lender.

"APP Construction Advance" means an advance on the Declining Revolving Credit Loan used to pay for APP Improvements pursuant to the applicable terms of this Agreement and the APP Disbursing Agreement.

"APP Construction Advance Maximum Amount" means the maximum amount of APP Construction Advances on the Declining Revolving Credit Loan

which may be used by Borrower to finance the APP Improvements, which amount is $36,000,000.

"APP Construction Period" means the period from April 1, 2022 to the APP Completion Date during which time the APP Improvements will be constructed and APP Construction Advances will be available to Borrower.

"APP Construction Schedule" means the schedule for commencement and completion of the construction of the APP Improvements provided to and approved by the Lender as the same may be revised from time to time with the written approval of the Lender.

"APP Disbursing Agreement" means the Disbursing Agreement among the Lender, Borrower and the Title Company, as amended, restated, supplemented or otherwise modified from time to time, relating to the disbursement of APP Construction Advances to the Borrower.

"APP Improvements" means the construction and installation of advance processing package technological and efficiency improvements to the Project from ICM, Inc.

"APP Loan Conversion" has the meaning given to such term in Section 2.04(b) of this Agreement.

"APP Substantial Completion" means the occurrence of all of the following events with respect to the APP Improvements: (a) all APP Improvements are completed other than minor punch list items, are paid for in full free of all mechanic's, labor, materialmen's and other similar Lien claims, and the Lender has received a complete and total lien waiver from Contractor of the APP Improvements whose charges exceed $100,000.00 for all labor, materials and services on the APP Improvements or Project; (b) said completion has been certified by the applicable Contractor, Construction Inspector and the Borrower, and no material punch-list items remain to be completed; (c) all applicable requirements, rules, orders and regulations of any Governmental Authority, including zoning, land use, building and environmental requirements, rules and regulations, and all private restrictions and covenants, have been complied with or satisfied and that unconditional certificates of occupancy (if required by a Governmental Authority) for all of such APP Improvements have been issued; (d) Borrower has obtained all Permits, and entered into all agreements necessary or appropriate to operate the Project at maximum capacity; and (e) all insurance required pursuant to the Loan Documents is in full force and effect.

"APP Term Loan" means the amortizing term loan which permanently finances the APP Construction Advances following the APP Loan Conversion.

"APP Term Loan Maturity Date" means the earlier to occur of February 1, 2029 or the date the Loans are accelerated pursuant to Section 6.02 or any other applicable provision of this Agreement, on which date the principal balance, together with accrued and unpaid interest on the APP Term Loan is due and payable in full.

"APP Term Note" means the APP Term Note evidencing the APP Term Loan executed and delivered by the Borrower in favor of Lender, and all amendments, restatements, replacements, and modifications thereof.

"Cardinal DISC" means Cardinal Ethanol Export Sales, Inc., a Delaware corporation organized as an IC-DISC under the Internal Revenue Code, its successors and assign.

"Excluded Swap Obligations" means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor's failure for any reason not to constitute an "eligible contract participant" as defined in the Commodity Exchange Act (determined after giving effect to Section 4.29 and any other "keepwell, support or other agreements" for the benefit of such Guarantor) at the time the Guaranty of, or the grant of such security interest by, such Guarantor becomes effective with respect to such related Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or grant of security interest is or becomes illegal.

"Guarantor" means Cardinal DISC.

"Guarantor Security Agreement" means certain Security Agreement encumbering the Collateral defined therein executed and delivered by Guarantor in favor of Lender, as it may be amended, restated, replaced, supplemented, or otherwise modified.

"Guaranty" means that certain Guaranty executed and delivered by Guarantor in favor of Lender, as it may be amended, restated, replaced, supplemented, or otherwise modified.

"Swap Obligation" means, with respect to any Guarantor, any obligation to pay or perform under any Financial Instrument Agreement or other agreement, contract, or transaction that constitutes a "swap" within the meaning of section 1a(47) of the Commodity Exchange Act.

"Working Capital Advance Maximum Amount" means the maximum amount of Working Capital Advances on the Declining Revolving Credit Loan which may outstanding at any one time, which amount is $5,000,000.

18. Section 2.01(a)(ii) of the Loan Agreement is deleted in its entirety and the following is inserted in lieu thereof:

(ii) Declining Revolving Credit Loan. During the APP Construction Period, Lender agrees, subject to the terms and conditions of this Agreement, to make APP Construction Advances under the Declining Revolving Credit Loan to the Borrower to be used to pay or reimburse Borrower for APP Improvements from time to time in accordance with the APP Construction Advance procedures provided for in this Agreement and the APP Disbursing Agreement up to a maximum principal amount at any time outstanding equal to the APP Construction Advance Maximum Amount; provided, however, that Lender shall not be obligated to make such an APP Construction Advance if: (1) the aggregate amount of all APP Construction Advances then outstanding exceeds, or would exceed if the requested APP Construction Advance were to be made, the APP Construction Advance Maximum Amount; (2) the aggregate amount of all APP Construction Advances and Working Capital Advances then outstanding exceeds, or would exceed if the requested APP Construction Advance were to be made, the Declining Revolving Credit Commitment; (3) the then applicable conditions to the making of such APP Construction Advance have not been satisfied or waived; or (4) any Default or Event of Default exists or would result from the making of such APP Construction Advance. APP Construction Advances are non-revolving and Borrower may not repay and re-borrower APP Construction Advances.

Subject to the terms and conditions of this Agreement, Lender agrees to make Working Capital Advances to the Borrower under the Declining Revolving Credit Loan to be used by Borrower for working capital purposes from time to time in accordance with the Working Capital Advance procedures provided for in this Agreement to but not including the date of APP Loan Conversion up to a maximum principal amount at any time outstanding equal to the Working Capital Advance Maximum Amount in effect at the time of the request; provided, however, that Lender shall not be obligated to make such a Working Capital Advance if: (1) the aggregate amount of all Working Capital Advances then outstanding exceeds, or would exceed if the requested Working Capital Advance were to be made, the Working Capital Advance Maximum Amount; (2) the aggregate amount of all APP Construction Advances and Working Capital Advances then outstanding exceeds, or would exceed if the requested Working Capital Advance were to be made, the Declining Revolving Credit Commitment; (3) the then applicable conditions to the making of such Working Capital Advance have not been satisfied or waived; or (4) any Default or Event of Default exists or would result from the making of such Working Capital Advance. Working Capital Advances under the Declining Revolving Credit Loan are revolving and the Borrower may borrow, repay and re-borrow Working Capital

Advances under the Declining Revolving Credit Loan, up to the Working Capital Advance Maximum Amount.

19. Section 2.02 of the Loan Agreement is deleted in its entirety and the following is inserted in lieu thereof:

Section 2.02. Manner of Borrowing.

(i) Revolving Credit Loan. The Borrower shall give the Lender notice of the Borrower's intention to borrow under the Revolving Credit Loan no later than 2 p.m. Omaha, Nebraska time on the requested funding date, in each case specifying: (1) the proposed funding date of such Advance; (2) the amount of such Advance; and (3) whether the principal amount of any such Advance, together with the principal amount of all Advances then outstanding, is within the Borrowing Base at such time and is within the Revolving Credit Commitment at such time. Lender will make such Advance available to the Borrower on the funding date of such Advance. For purposes of this Section, the Borrower agrees that the Lender may rely and act upon any request for an Advance from any individual who the Lender, absent gross negligence or willful misconduct, believes to be a representative of the Borrower.

(ii) Declining Revolving Credit Loan.

(a) APP Construction Advances. Borrower has submitted to the Lender and the Lender has approved, the APP Budget and the APP Construction Schedule. If the Borrower desires to reallocate funds from one budget category to another or modify, amend or supplement the APP Budget, in either case in excess of $100,000.00 individually or in excess of $500,000.00 when aggregated with all other reallocations or modifications, then Borrower shall notify the Lender of such reallocation or modification of the APP Budget by submitting to the Lender for the Lender's approval a Budget Variance Report showing the details of such reallocation, modification, amendment or supplement. The Lender may approve or disapprove of such Budget Variance Report in the Lender's discretion, but the Lender's approval shall not be unreasonably withheld. Notwithstanding the foregoing, the Borrower agrees that all cost over runs on the APP Improvements shall be paid solely by the Borrower. Borrower will be entitled to apply any previously achieved savings in any completed category of the APP Budget to pay for any such cost over runs. In addition, the Borrower may from time to time request that the contingency fund line item in the APP Budget be reallocated to pay needed costs of the APP Improvements. Such requests shall be subject to the Lender's written approval in its reasonable discretion, which shall not be unreasonably withheld; however, the Borrower will be entitled to advances from the contingency fund line item in the APP Budget so long as at all times there

are sufficient funds remaining from all sources identified in the sources and uses of funds in the APP Budget to complete the construction of the APP Improvements in the discretion of the Lender.

During the APP Construction Period, Borrower may request an APP Construction Advance to be used to pay or reimburse Borrower for the cost of APP Improvements by submitting to the Lender and Title Company a draw request set forth on AIA forms G702 and G703 or in another form approved by the Lender and the Title Company (each, a "Draw Request"). Each Draw Request shall be signed by a duly authorized officer of Borrower, shall show the percentage of completion of construction of the APP Improvements and shall set forth by APP Budget category and in such detail as may be required by the Lender the amounts expended and/or costs incurred for work done and materials incorporated into the APP Improvements in accordance with the APP Budget and APP Construction Schedule. Each Draw Request will be reviewed by the Construction Inspector and must be submitted to the Lender and Title Company at least five (5) Business Days prior to the requested funding date of the APP Construction Advance, which must be a Business Day. Each Draw Request will constitute a certification, representation and warranty that the conditions precedent for APP Construction Advances set forth in this Agreement and the APP Disbursing Agreement have been satisfied. APP Construction Advances shall not be made more frequently than twice per month and are subject to the conditions precedent set forth in this Agreement.

Each Draw Request shall be limited to amounts equal to (i) the total of costs actually incurred and paid or owing by the Borrower to the date of such Draw Request for work performed, services provided or materials and equipment incorporated in the APP Improvements as described in the approved APP Budget, plus (ii) the cost of materials and equipment not incorporated in the APP Improvements, but delivered to and suitably stored at the Project site, plus (iii) prepayments for materials and equipment when prepayment is required by the manufacturer or supplier or, with the Lender's prior written approval, when such prepayment results in a material financial benefit to the Borrower; plus (iv) any other hard or soft costs which are consistent with the APP Budget approved by the Lender, as modified or supplemented by any Budget Variance Report approved by the Lender, for which an APP Construction Advance is available under this Agreement and as demonstrated in the approved APP Budget; less, (v) prior disbursements for such costs and from the Declining Revolving Credit Loan or the Borrower's own funds for such costs.

APP Construction Advances will be delivered to the Borrower under the terms of the APP Disbursing Agreement, the terms and

conditions of which are hereby incorporated by reference. Unless otherwise authorized by the Lender, each APP Construction Advance shall be disbursed by wire transfer from the Lender to the Title Company in an account established by the Title Company for the sole purpose of funding the cost of APP Improvements. All APP Construction Advances will be considered and deemed received by the Borrower upon receipt by the Title Company. The Borrower irrevocably assigns to the Lender and grants to the Lender a security interest in, as additional security for the performance of the Obligations, its interest in all funds held by the Title Company pursuant to this Agreement and the APP Disbursing Agreement, whether or not disbursed, all funds deposited by the Borrower with the Lender under this Agreement, all reserves, including deferred payments, deposits, refunds, cost savings, and payments of any kind relating to the construction of the APP Improvements and, to the extent assignable, all Permits obtained for the lawful construction of the APP Improvements.

(b). Working Capital Advances. The Borrower shall give the Lender notice of the Borrower's intention to borrow a Working Capital Advance no later than 2 p.m. Omaha, Nebraska time on the requested funding date, in each case specifying: (1) the proposed funding date of such Working Capital Advance; (2) the amount of such Working Capital Advance; and (3) whether the principal amount of any such Working Capital Advance is within the Working Capital Advance Maximum Amount at such time and will remain so after the Working Capital Advance is made; and (4) whether such Working Capital Advance, together with the principal amount of all APP Construction Advances and Working Capital Advances then outstanding, is within the Declining Revolving Credit Commitment at such time, and will remain so after the making of such Working Capital Advance. Lender will make such Working Capital Advance available to the Borrower on the funding date of such Working Capital Advance. For purposes of this Section, the Borrower agrees that the Lender may rely and act upon any request for a Working Capital Advance from any individual who the Lender, absent gross negligence or willful misconduct, believes to be a representative of the Borrower.

20. Section 2.04(b) of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

(b) Declining Revolving Credit Loan

(i) Accrued and unpaid interest on the Declining Revolving Credit Loan will be paid monthly, in arrears, on the first (1st) calendar day of each month until the APP Completion Date, when all accrued but unpaid interest on the APP Declining Revolving Credit Loan is due and payable in full;

(ii) Subject to APP Loan Conversion, the outstanding principal balance of the Declining Revolving Credit Loan is due and payable in full on the APP Completion Date. On or before the APP Completion Date and as conditions precedent to APP Loan Conversion, Borrower shall provide the following to the Lender:

(1) a certificate from a duly authorized officer of the Borrower certifying Substantial Completion of the APP Improvements, along with such supporting evidence as the Lender may require;

(2) copies of all Permits applicable to the APP Improvements;

(3) Borrower has paid the Lender all of the Obligations which have accrued to such date, and any other fees and expenses provided for in this Agreement which have not been previously paid and are due under the terms of this Agreement;

(4) Borrower has paid all accrued and outstanding interest on the outstanding balance of the Declining Revolving Credit Loan as of the APP Loan Conversion;

(5) Borrower has submitted to the Lender and the Title Company final lien waivers from each Contractor with invoices which exceed $100,000.00; and

(6) such other documents, instruments, and certificates as the Lender may reasonably request.

Upon the Lender's determination that each of the foregoing is in form and substance satisfactory to the Lender in its sole discretion or is waived by Lender in writing, and provided no Default or Event of Default has occurred and is continuing, the aggregate principal balance of the Declining Revolving Credit Loan then outstanding will be converted into the APP Term Loan and repaid in sixty (60) equal monthly installments, with such installment amount based on a ten (10) year amortization period, (with such principal amount and installment amount to be established by amendment to this Agreement acceptable to Lender and evidenced by an APP Term Note in form and substance acceptable to Lender), commencing on the first day of the month following the APP Loan Conversion to the APP Term Loan Maturity Date when

such principal balance then outstanding, together with accrued and unpaid interest, will be due and payable in full. During such amortizing period, accrued interest will be paid in arrears, on the same dates that the principal installments are due. The principal installment amount will be based upon a ten (10) year amortization schedule. Borrower may prepay in full or in part principal on such amortizing term debt without penalty or premium, provided that partial prepayments will be applied to the principal installments due in the inverse order of their due dates. The date the outstanding principal balance of the Declining Revolving Credit Loan (including all outstanding APP Construction Advances and Working Capital Advances) convert to amortizing term debt is called the "APP Loan Conversion".

iii. Within 120 days after the end of each of Borrower's fiscal years commencing with the fiscal year ending September 30, 2024, Borrower shall calculate and report to the Lender the amount of Borrower's Excess Cash Flow for such ended fiscal year. Within 120 days following the end of each such fiscal year, Borrower will pay to the Lender as a mandatory prepayment on the APP Term Note the lesser of (i) forty percent (40%) of such Excess Cash Flow calculated by Borrower for such fiscal year or (ii) $7,200,000. Borrower shall not be obligated to pay in excess of $18,000,000 in the aggregate of the foregoing Excess Cash Flow prepayments. Borrower's payment of Excess Cash Flow shall be applied by the Lender to the principal due on the APP Term Note in the inverse order of the due dates on the APP Term Note and shall not release Borrower from making the scheduled payments of principal or interest otherwise required by this Agreement on the APP Term Note or otherwise. Upon payment in full of the APP Term Note or the application of Excess Cash Flow prepayments up to and including $18,000,000, Borrower shall no longer be obligated to make the payments of Excess Cash Flow required in this Section. No payment of Excess Cash Flow shall trigger or obligate Borrower to pay to the Lender any prepayment fees or premiums.

21. Section 2.09 of the Loan Agreement is deleted in its entirety and the following is inserted in lieu thereof:

2.09 Additional APP Construction Advance Procedures.

(a) Initial APP Construction Advance. As a condition to Borrower submitting the initial Draw Request and Lender's obligation to make the initial APP Construction Advance, the Lender shall

be furnished with the following documents or instruments or satisfaction of the following conditions:

(i) interim lien waivers or other evidence of payment acceptable to the Lender and/or the Title Company from all Persons who have furnished labor, materials and/or services in excess of $100,000 to the construction of the APP Improvements, covering work performed, materials and equipment supplied and services rendered to the date of the initial Draw Request;

(ii) Borrower has obtained and been issued all Permits, including, but not limited to, building permits, required for the construction of the APP Improvements; and

(iii) Borrower has submitted to the Lender a Draw Request in the form and with the supporting detail required in this Agreement.

(b) Requirements for All APP Construction Advances. As a condition to Borrower submitting the any Draw Request and Lender's obligation to make the requested APP Construction Advance, with each Draw Request the Borrower shall furnish to the Lender the following documents or instruments or shall satisfy the following conditions:

(i) Borrower has submitted to the Lender a Draw Request in the form and with the supporting detail required in this Agreement and signed by the Borrower;

(ii) Borrower shall submit written Lien waivers from the applicable Contractor for work done, materials furnished and/or services provided by them in excess of $100,000 which were paid for by the immediately preceding Draw Request, along with all supporting invoices;

(iii) supporting invoices for the work done, materials furnished and/or services provided to be paid with the requested APP Construction Advance;

(iv) if required by Lender or the Title Company, approval of the Draw Request by the Construction Inspector;

(v) the terms and conditions with respect to APP Construction Advances contained in the APP Disbursing Agreement have been satisfied; and

(vi) such other documents and matters as are reasonably required by the Lender.

The Lender may approve APP Construction Advances for stored materials or equipment required for construction of the APP Improvements, provided that such materials or equipment are securely stored, properly inventoried and marked to indicate they are the property of the Borrower, if stored offsite are stored in a bonded warehouse or facility where the Person who has control of such facility bears the risk of loss until delivery to the Project and comply with such other reasonable requirements as may be imposed by the Lender.

22. Section 3.01(w) of the Loan Agreement is deleted in its entirety and the following is inserted in lieu thereof:

(w) The Project was constructed in material compliance with its plans and specifications and the applicable Permits and is being operated in accordance with the Permits and applicable law. The exterior lines of the improvements related to the Project are, and at all times will be, within the boundary lines of the Real Estate, and Borrower has examined and is familiar with all applicable covenants, conditions, restrictions and reservations and with all applicable requirements of all Governmental Authorities, including without limitation, building codes and zoning, environmental, hazardous substance, energy and pollution control laws, ordinances and regulations affecting the Project. To the best of the Borrower's knowledge, neither the construction of the Improvements and APP Improvements nor the operation thereof violates or will upon completion violate any building or other Permit or license necessary for the construction and/or operation of the Improvements or APP Improvements or any condition, easement, right-of-way, covenant or restriction affecting the Real Estate or any portion thereof. All utilities and services necessary for the construction and operation of the Improvements, APP Improvements, and Project are available to the Project or will be brought to the Project in connection with the construction of the Improvements and APP Improvements. The Real Estate is duly and validly zoned to permit the construction and operation of the Improvements and APP Improvements.

23. Section 3.01(x) of the Loan Agreement is deleted in its entirety and the following is inserted in lieu thereof:

(x) The APP Budget sets forth all expenses and costs incurred or estimated to be incurred and reserves to be established and maintained in

connection with the construction and completion of the APP Improvements, including a sources and uses of funds. The APP Budget further identifies all costs and expenses of the APP Improvements which may be funded with the Declining Revolving Credit Loan. To the best of the Borrower's knowledge and belief, the APP Budget is accurate and complete.

24. Section 3.01(y) of the Loan Agreement is deleted in its entirety and the following is inserted in lieu thereof:

(y) All contracts relating to the construction of the APP Improvements are each in full force and effect and no material default thereunder has occurred or will occur upon the giving of notice, the passage of time or both. The Borrower shall perform all of its obligations under all contracts relating to the construction of the APP Improvements. The Borrower hereby collaterally assigns to the Lender the contracts relating to the construction of the APP Improvements.

25. Section 4.02 of the Loan Agreement is amended by inserting the following at the end thereof:

"The Borrower will further permit, and will cooperate with the Lender in arranging, inspections from time to time of the APP Improvements by the Construction Inspector or other representatives of the Lender. The Borrower acknowledges that any Construction Inspector Reports, or other reports and inspections conducted or generated by the Lender or its agents or representatives, shall be made for the sole benefit of the Lender and not for the benefit of the Borrower or any third party, and the Lender does not assume any liability, responsibility or obligation to the Borrower or any third party by reason of such Construction Inspector Reports, inspections or reports, and the Borrower may not rely on any such Construction Inspector Reports, inspections or reports. The costs and expenses of such Construction Inspector Reports, audits and inspections made by the Lender shall be paid or reimbursed by the Borrower."

26. Section 4.07 of the Loan Agreement is deleted in its entirety and the following is inserted in lieu thereof:

Section 4.07. Construction of the APP Improvements. The Borrower shall diligently construct the APP Improvements in material compliance with applicable Permits. The Borrower shall, at its own expense, remedy in a manner satisfactory to the Lender such portions or aspects of the construction of the APP Improvements as the Lender may reasonably determine are not in compliance (in any material respect) with such Permits, or any applicable laws or regulations. The Borrower will operate the Project, Improvements, and APP Improvements in accordance with the Permits and applicable law. The Borrower will permit the Lender, Construction Inspector and any other representative of the Lender to review all Change Orders relating to the Project, Improvements, or APP Improvements, to inspect all work and materials relating to the Improvements for

which payment is required, to submit progress inspection reports relating to the APP Improvements, and to discuss its affairs, finances and accounts with any of its officers and with its independent certified public accountants, all at the expense of the Borrower and at such reasonable times and as often as the Lender may reasonably request. The Borrower will promptly notify Lender of any default or imminent default under any material contract relating to the construction of the Improvements or APP Improvements.

27. Section 4.09 of the Loan Agreement is deleted in its entirety and the following is inserted in lieu thereof:

Section 4.09. Fixed Charge Coverage Ratio/Debt Service Coverage Ratio. For any reporting period, if the Borrower's Working Capital is less than $23,000,000 after giving effect to all distributions permitted in this Agreement made during such reporting period, the Borrower must maintain a Fixed Charge Coverage Ratio, measured at the end of each full fiscal quarter on a rolling four quarter basis, of no less than 1.15:1.0. However, for any reporting period, if the Borrower's Working Capital is equal to or more than $23,000,000 after giving effect to all distributions permitted in this Agreement made during such reporting period, the Borrower must maintain a Debt Service Coverage Ratio, measured at the end of each full fiscal quarter on a rolling four quarter basis, of no less than 1.25:1.0 in lieu of the Fixed Charge Coverage Ratio. The foregoing Fixed Charge Coverage Ratio or Debt Service Coverage Ratio, as applicable, shall be tested by Lender quarterly on a fiscal quarter rolling four quarter average basis; provided, however, that payments on the APP Term Note will only be included in the calculation of the Fixed Charge Coverage Ratio or Debt Service Coverage Ratio, as applicable, commencing on the first fiscal quarter following the APP Loan Conversion and annualized every quarter thereafter until one full fiscal year has elapsed, and thereafter, such calculation of the Fixed Charge Coverage Ratio or Debt Service Coverage Ratio, as applicable, shall be calculated on a rolling four quarter basis.

28. Section 4.12(i) of the Loan Agreement is deleted in its entirety and the following is inserted in lieu thereof:

(i) promptly following any request therefor, such other information regarding the results of operations, business affairs and financial condition of the Borrower or Guarantor and such information about the Project as the Lender may reasonably request.

29. Section 4.18 of the Loan Agreement is deleted in its entirety and the following is inserted in lieu thereof:

Section 4.18. Change Orders. No extra work, materials or equipment shall be ordered or allowed and no change or amendment shall be made to the contracts relating to the construction of the APP Improvements (all such extra

work, equipment or materials and changes or amendments being referred to in this Agreement as "Change Orders") without the prior written consent of the Lender, which consent shall not be unreasonably withheld, except that such consent shall not be required with respect to individual Change Orders involving a cost of $100,000 or less until the aggregate cost of Change Orders not required to be consented to by the Lender exceeds $500,000. Upon Lender's request, the Borrower will furnish the Lender with copies of all Change Orders, regardless of amount.

30. The following is inserted into the Loan Agreement as new Section 4.31 as follows:

Section 4.31. Keepwell. The Borrower hereby absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Guarantor as may be needed by such Guarantor from time to time to honor all of its obligations under the Guaranty and other Loan Documents to which it is a party with respect to Swap Obligations that would, in the absence of the agreement in this Section 4.31, constitute Excluded Swap Obligations (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering the Borrower's obligations and undertakings under this Section voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of the Borrower under this Section 4.31 shall remain in full force and effect until the Guarantor's Liabilities under and as defined in its Guaranty have been indefeasibly paid and performed in full. The Borrower intends this Section 4.31 to constitute, and this Section 4.31 shall be deemed to constitute, a guarantee of the obligations of, and a "keepwell, support, or other agreement" for the benefit of, each Guarantor for all purposes of the Commodity Exchange Act.

31. Sections 6.01 (e), (f), (g), (h), (k), (t), and (u) of the Loan Agreement are deleted in their entirety and the following is inserted in lieu thereof:

(e) The Borrower or Guarantor shall (i) fail to pay any Debt, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, or (ii) fail to perform or observe any term, covenant, or condition on its part to be performed or observed under any agreement or instrument relating to any such Debt, when required to be performed or observed, if the effect of such failure is to accelerate, or permit the acceleration of, the maturity of such Debt, where the affected Debt exceeds $250,000 in the aggregate; or

(f) The Borrower or Guarantor (i) generally does not pay, or is unable to pay, or admits in writing its inability to pay its debts as such debts become due; or (ii) makes an assignment for the benefit of creditors, or petition or apply to any tribunal for the appointment of a custodian, receiver, or trustee for it or for a

substantial part of its assets; or (iii) commences any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iv) has any such petition or application filed or any such proceeding commenced against it and which remains undismissed for a period of thirty (30) days or more; or (v) takes any corporate action indicating its consent to, approval of, or acquiescence in any such petition, application, proceeding, or order for relief or the appointment of a custodian, receiver, or trustee for all or any substantial part of its properties; or (vi) suffers any such custodianship, receivership, or trusteeship to continue undischarged for a period of thirty (30) days or more; or

(g) Any judgment against the Borrower or Guarantor in excess of $250,000 or any attachment or other levy against the property of the Borrower or Guarantor with respect to a claim remains unpaid, stayed on appeal, undischarged, unbonded or not dismissed for a period of thirty (30) days; or

(h) This Agreement, the Guaranty, or any of the other Loan Documents shall cease for any reason to be in full force and effect other than by reason of any action or inaction of the Lender, or the Borrower or Guarantor shall so assert in writing, or the security interests created by the Loan Documents shall cease to be enforceable or shall not have the priority purported to be created thereby other than by reason of any action or inaction by the Lender or the Borrower or Guarantor shall so assert in writing, or the Guarantor revokes or attempts to revoke its Guaranty, or the Guarantor dissolves or otherwise terminates its existence without the prior consent of Lender; or

(k) The Borrower or Guarantor transfers, sells, assigns, or conveys all or such part of its assets or property which could be reasonably expected to have a Material Adverse Effect other than in the ordinary course of the Borrower's or Guarantor's business consistent with past practices without the prior written consent of the Lender; or

(t) The Borrower fails in any material respect to comply with, keep or perform any of its obligations, covenants, warranties, agreements or undertakings under the contracts relating to or governing the construction of the Improvements or APP Improvements, or the Borrower suffers any condition to exist which would provide a basis for any other party to any such contract to terminate its obligations thereunder or to declare a default thereunder, and such failure or conditions continues to exist beyond any applicable grace and/or notice and cure period; or

(u) The Improvements or APP Improvements are not completed by the Completion Date or APP Completion Date, or the APP Loan Conversion fails to occur on or before the end of the APP Construction Period; or

32. Section 6.02 of the Loan Agreement is amended by inserting the following at the end thereof:

> In addition, upon the occurrence of a Default or Event of Default, the Lender may enter upon the Real Estate along with the Lender's contractors and their equipment, if allowed under applicable law, and take possession thereof, together with the Project and the APP Improvements then in the course of construction, and proceed either in its own name or in the name of the Borrower, as the attorney-in-fact of the Borrower (which authority is coupled with an interest and is irrevocable by the Borrower) to complete or cause to be completed the APP Improvements, at the cost and expense of the Borrower. If the Lender elects to complete or cause to be completed the APP Improvements, it may do so according to any plans in Lender's possession or according to such changes, alterations or modifications in and to such plans as the Lender may reasonably deem appropriate; and the Lender may enforce or cancel any contracts let by the Borrower relating to construction of the APP Improvements, and/or let other contracts which in the Lender's reasonable judgment, the Lender deems advisable; and the Borrower shall forthwith turn over and duly assign to the Lender, as the Lender may from time to time require, contracts not already assigned to the Lender relating to construction of the APP Improvements, blueprints, shop drawings, bonds, building permits, bills and statements of accounts pertaining to the APP Improvements, whether paid or not, and any other instruments or records in the possession of Borrower pertaining to the APP Improvements and/or the Project. In addition, the Lender and its contractors and agents may utilize all or any part of the labor, materials, equipment, fixtures and articles of personal property contracted for by the Borrower, whether or not previously incorporated into the APP Improvements or Project, and the Lender may pay, settle or compromise all bills or claims which may become a Lien against the Real Estate and/or the Project or APP Improvements, or any portion thereof. The Borrower shall be liable under this Agreement to pay to the Lender, on demand, any amount or amounts reasonably expended by the Lender in so completing the APP Improvements together with any reasonable costs, charges, or expenses incident thereto or resulting therefrom (including reasonable attorneys' fees and costs), all of which shall be secured by the Loan Documents. In the event that a proceeding is instituted against the Borrower for recovery and reimbursement of any moneys expended by the Lender in connection with the completion of the APP Improvements, a statement of such expenditures, verified by the affidavit of an officer of the Lender, shall be prima facie evidence of the amounts so expended and of the appropriateness and advisability of such expenditures; and the burden of proving to the contrary shall be upon the Borrower. The Lender shall have the right to apply any funds which it agrees to disburse hereunder to bring about the completion of the APP Improvements or to protect any Collateral or the perfection or priority thereof, and to pay the costs thereof; and if such money so agreed to be disbursed is insufficient, in the sole judgment of the Lender, to complete the APP Improvements or protect such Collateral, the Borrower agrees to promptly deliver and pay to the Lender such

sum or sums of money as the Lender may from time to time demand for the purpose of completing the APP Improvements, protecting the Collateral or of paying any liability, charge or expense which may have been incurred or assumed by the Lender under or in performance of this Agreement or any other Loan Document, or for the purpose of completing the APP Improvements or protecting any Collateral. The Lender may apply the undisbursed amount of the Declining Revolving Credit Commitment to bring about the completion of construction of the APP Improvements, and/or protect any Collateral and to pay the costs thereof; and if such funds are insufficient, in the sole judgment of the Lender, to complete construction of the APP Improvements or protect any Collateral, the Borrower agrees to promptly deliver and pay to the Lender such sum or sums of money as the Lender may from time to time demand for the purpose of completing construction of the APP Improvements, protecting any Collateral or of paying any liability, charge or expense which may have been incurred or assumed by the Lender under or in performance of this Agreement, or for the purpose of completing construction of the APP Improvements. However, it is expressly understood and agreed that in no event shall the Lender be obligated, or liable in any way to complete the APP Improvements, protect any Collateral or to pay for the costs of construction thereof.

33. On the condition precedent that Cardinal DISC execute in favor of and deliver to Lender the Guaranty and Guarantor Security Agreement, Lender hereby consents to the formation of Cardinal DISC as an IC-DISC corporation and Borrower's entry into and performance of a DISC Export Agreement with Cardinal DISC and the payment of commissions thereunder so long as Cardinal DISC engages only in exports and dispositions qualified under the Internal Revenue Code and its activities are permitted and qualified under the applicable Internal Revenue Code and related regulations. Lender further consent to sales of inventory for export through Cardinal DISC so long as such sales are qualified and in compliance with the applicable provisions and regulations under the Internal Revenue Code.

34. In consideration of the amendments to the Loan Agreement provided for in this Amendment, Borrower shall pay to the Lender a fee equal to $30,000. Such fee will be deemed fully earned and nonrefundable as the closing of this Amendment. This fee shall compensate Lender for the costs associated with the origination, structuring, processing, approving and closing of the transactions contemplated by this Amendment, including, but not limited to, administrative and general overhead costs, but not including any out-of-pocket or other costs, fees or expenses for which Borrower has agreed to reimburse Lender or any other persons pursuant to any other provision of this Amendment or the other Loan Documents.

35. This Amendment shall not be effective until Lender has received each of the following (each in form and substance acceptable to Lender) or the following conditions have been satisfied:

(a) This Amendment, duly executed by Borrower and Lender;

(b) The Fourth Amended and Restated Declining Revolving Credit Note required in this Amendment above executed and delivered by Borrower in favor of Lender;

(c) A Fourth Amendment of First Amended and Restated Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Financing Statement executed and delivered by Borrower in favor of Lender;

(d) The APP Disbursing Agreement, in form and substance acceptable to Lender, duly executed and delivered by Borrower, Lender, and the Title Company;

(e) A Secretary's Certificate and resolutions in form and substance acceptable to Lender authorizing Borrower's ;

(f) The Guaranty and Guarantor Security Agreement, each in form and substance acceptable to Lender, duly executed and delivered by Guarantor in favor of Lender;

(g) A Secretary's Certificate and resolutions in form and substance acceptable to Lender from Guaranty authorizing its entry into and performance of the Guaranty and Guarantor Security Agreement; and

(h) Such other documents and matters as are reasonably required by Lender.

36. Except as modified in this Amendment, all other terms, provisions, conditions and obligations imposed under the terms of the Loan Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified, affirmed, and certified by Borrower and Lender. Borrower hereby ratifies and affirms the accuracy and completeness of all representations and warranties contained in the Loan Documents. Borrower represents and warrants to the Lender that the representations and warranties set forth in the Loan Agreement, and each of the other Loan Documents, are true and complete on the date hereof as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be true and correct as of such specific date), and as if each reference in the Loan Agreement to "this Agreement" included references to this Amendment. Borrower represents, warrants, and confirms to the Lender that no Default or Events of Default is now existing under the Loan Documents and that no event or condition exists which would constitute a Default or an Event of Default under the Loan Agreement or any other Loan Document. Nothing contained in this Amendment either before or after giving effect thereto, will cause or trigger a Default or an Event of Default under any Loan Document. To the extent necessary, the Loan Documents are hereby amended consistent with the amendments provided for in this Amendment.

37. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. This Amendment shall be governed by and construed in accordance with the laws of the State of Nebraska, exclusive of its choice of laws rules.

38. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided in this Amendment, operate as a waiver of any right, power or remedy of the Lender under any of the Loan Documents, nor, except as expressly provided in this Amendment, constitute a waiver or amendment of any provision of any of the Loan Documents. Upon and after the execution of this Amendment by each of the parties hereto, each reference in the Loan Agreement to "this Agreement", "hereunder", "hereof" or words or phrases of like import referring to the Loan Agreement, and each reference in the other Loan Documents to the "Loan Agreement", "thereunder", "thereof" or words or phrases of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified by this Amendment. This Amendment and the rights evidenced by this Amendment shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto, and shall be enforceable by any such successors and assigns. Borrower will pay on demand all costs and expenses incurred by Lender in connection with the preparation, execution, delivery, filing, and administration of this Amendment (including, without limitation, legal fees incurred in connection with the preparation of this Amendment and advising Lender as to its rights, and the cost of any credit verification reports or field examinations of Borrower's properties or books and records). Borrower's obligations to Lender under this Section shall survive the termination of this Amendment or the Loan Agreement and the repayment of Borrower's Obligations to Lender under the Loan Agreement and other Loan Documents.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment on the date first written above.

FIRST NATIONAL BANK OF OMAHA, a national banking association

By: [signature]
Title: VP Agribusiness Banking

CARDINAL ETHANOL, LLC, an Indiana limited liability company

By: [signature]
Title: CFO

The undersigned Guarantor acknowledges and agrees to this Amendment and ratifies and reaffirms its obligations under its Guaranty on this 28th day of February, 2022:

CARDINAL ETHANOL EXPORT SALES, INC.

By: William Dartt

Title: CFO

Exhibit A

COMMITMENTS

Lender	Revolving Credit Loan Commitments	Declining Revolving Credit Loan Commitment	Lender's Total Commitment
First National Bank of Omaha	$20,000,000	$36,000,000.00	$56,000,000.00